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                                  EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.


                                              State of
Subsidiary                                 Incorporation     Does Business As
----------                                 -------------     ----------------

PFI Corp                                      Delaware       N/A; PFI serves as a Delaware holding company

NF Services, Inc. *                           New York       Nursefinders

StaffPLUS, Inc.                               Delaware       Abar Staffing, Allegheny Personnel Services, Ann Wells
                                                             Personnel, Denver Temp, Judith Fox Staffing, FirstWord
                                                             Staffing Services, Franklin-Pierce Temporaries,
                                                             Integrity Technical Services, Profile Temporaries,
                                                             Scott-Wayne Staffing, Scott- Wayne Temporaries, Sloan
                                                             Staffing Services, Staffinders Personnel, Temp
                                                             Connection, The Temporary Connection, TempWorld, West
                                                             Personnel and Word Processing Personnel Services

Word Processing Professionals, Inc.           New York       Word Processing Professionals

Franklin-Pierce Associates, Inc.           Massachusetts     Franklin Pierce Associates

Scott Wayne Associates, Inc.               Massachusetts     Scott Wayne Associates

Creative Corporate Staffing, Inc.          North Carolina    Creative Corporate Staffing

Gentry, Inc.                                 California      Gentry

IMS Consulting, Inc.                       North Carolina    IMS Consulting

InfoTech Services, Inc.                    North Carolina    InfoStaff (Utah and California), BEST Consulting,
                                                             Broughton Systems, Careers, DRACSSC, Computer
                                                             Resources Group, Command Technologies, Energetix, IMA
                                                             Plus, Keiter Stephens Computer Services, Lipson
                                                             Conroy Services, Trilogy Consulting and Vital
                                                             Computer Services

InfoTech Contract Services, Inc.           Massachusetts     InfoTech Contract Services

Lloyd-Ritter Consulting, Inc.                California      Lloyd Ritter Consulting

BAL Associates, Inc.                         California      BAL Associates

Advanced Business Consultants, Inc.           Missouri       Advanced Business Consultants

PALADIN Consulting, Inc.                       Texas         PALADIN Consulting

RealTime Consulting, Inc.                      Texas         RealTime Consulting
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    * The stock of NF Services, Inc. (which operates Nursefinders' sole New York branch) has been placed in escrow pending approval by the New York
    Department of Health of the Nursefinders sale transaction (which was completed in December 1997). Upon approval by the New York Department of
    Health, the stock of NF Services, Inc. will be transferred to Nursefinders'
    buyer.